ESPERION | REACHING GOALS

JP Morgan Healthcare Conference

January 2024


Medical

Forward-looking Statements & Disclosures

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding marketing strategy and commercialization plans, current and planned operational expenses, future operations, commercial products, clinical development, including the timing, designs and plans for the CLEAR Outcomes study and its results, plans for potential future product candidates, financial condition and outlook, including expected cash runway, and other statements containing the words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "suggest," "target," "potential," "will," "would," "could," "should," "continue," and similar expressions. Any express or implied statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause Esperion's actual results to differ significantly from those projected, including, without limitation, the net sales, profitability, and growth of Esperion's commercial products, clinical activities and results, supply chain, commercial development and launch plans, the outcomes and impact of legal proceedings, and the risks detailed in Esperion's filings with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Esperion disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, other than to the extent required by law.

Enhanced Capital Position Enables Future Growth

Disciplined expense allocation supports execution of commercial launch

$115M[1]	Q3 2023 Cash, Cash Equivalents & Investment Securities Available-for-Sale
$140M	Milestone for Japanese Submissions & Regulatory Events
$20M	Q3 2023 U.S. Net Product Revenue +45% Growth Y/Y

Key Financial Data

FY 2024 R&D Guidance	$45 - 55 Million
FY 2024 SG&A Guidance	$180 - 190 Million
FY 2024 OpEx Guidance[2]	$225 - 245 Million

1. Plus expected payment of $100 million in January 2024 per terms of litigation settlement.
2. Includes $20M of non-cash stock-based compensation expense